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                                                                    EXHIBIT 99.3


[WESTPOINT STEVENS LOGO]
NEWS RELEASE


Contact:   Lorraine D. Miller, CFA
           Senior Vice President - Investor Relations
           404-760-7180


FOR IMMEDIATE RELEASE


                    WESTPOINT STEVENS COMPLETES TRANSITION OF
               TRADE RECEIVABLES PROGRAM TO NEW FINANCIAL PROVIDER

WEST POINT, GA. (April 1, 2003) - WestPoint Stevens Inc. (OTCBB: WSPT) (www.westpointstevens.com) today announced that it has entered into a new $160 million Trade Receivables Program with Congress Financial Corporation (agent bank) with a two year maturity subject to certain limitations. The new agreement will be included in a Form 8-K filed with the SEC and can be accessed at the Company's website, www.westpointstevens.com, under the "For Investors" tab.

WestPoint Stevens also reported today that it expects to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2002 by April 15, 2003. The Company's financial statements could not be prepared by March 31, 2003 due to negotiations with its lenders regarding the new trade receivables program and an amendment to its Senior Credit Facility. WestPoint Stevens is currently still in negotiations regarding the amendment to its Senior Credit Facility. The outcome of these negotiations will likely have a significant impact on the financial and other information presented in the Form 10-K. Additional time is required because the Company is finalizing material modifications to certain covenants under its Senior Credit Facility. WestPoint Stevens has filed a Form 12b-25 with the SEC with respect to the foregoing, which can be accessed at the Company's website, www.westpointstevens.com, under the "For Investors" tab.

WestPoint Stevens Inc. is the nation's premier home fashions consumer products marketing company, with a wide range of bed linens, towels, blankets, comforters and accessories marketed under the well-known brand names GRAND PATRICIAN, PATRICIAN, MARTEX, ATELIER MARTEX, BABY MARTEX, UTICA, STEVENS, LADY PEPPERELL, SEDUCTION, VELLUX and CHATHAM - all registered trademarks owned by WestPoint Stevens Inc. and its subsidiaries - and under licensed brands including RALPH LAUREN HOME, DISNEY HOME, GLYNDA TURLEY and SIMMONS BEAUTYREST. WestPoint Stevens is also a manufacturer of the MARTHA STEWART and JOE BOXER bed and bath lines. WestPoint Stevens can be found on the World Wide Web at WWW.WESTPOINTSTEVENS.COM.

Safe Harbor Statement: Except for historical information contained herein, certain matters set forth in this press release are "forward looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties may be attributable to important factors that include but are not limited to the following: Product margins may vary from those projected; Raw material prices may vary from those assumed; Additional reserves may be required for bad debts, returns, allowances, governmental compliance costs, or litigation; There may be changes in the performance of financial markets or fluctuations in foreign currency exchange rates; Unanticipated natural disasters could have a material impact upon results of operations; There may be changes in the general economic conditions that affect customer practices or consumer spending; Competition for retail and wholesale customers, pricing and transportation of products may vary from time to time due to seasonal variations or otherwise; Customer preferences for our products can be affected by competition, or general market demand for domestic or imported goods or the quantity, quality, price or delivery time of such goods; There could be an unanticipated loss of a material customer or a material license; The availability and price of raw materials could be affected by weather, disease, energy costs or other factors. The information contained in this release is as of April 1, 2003. WestPoint Stevens assumes no obligation to update publicly any forward-looking statements, contained in this document as a result of new information or future events or developments.

                                      -END-

     507 West Tenth Street - Post Office Box 71 - West Point, Georgia 31833
                            www.westpointstevens.com